Exhibit 10.12(m)

EIGHTH AMENDMENT TO

CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into to be effective as of December 1, 2013, among GREEN PLAINS CENTRAL CITY LLC, a Delaware limited liability company (“GPCC”), GREEN PLAINS HOLDINGS LLC, a Delaware limited liability company (“Holdings” and together with GPCC the “Borrower”), AGSTAR FINANCIAL SERVICES, PCA (“AgStar”) and the other commercial, banking or financial institutions whose signatures appear on the signature pages to the Credit Agreement (collectively, the “Banks”), and AGSTAR FINANCIAL SERVICES, PCA, and its successors and assigns, as Administrative Agent for itself and the other Banks (“Agent”).

RECITALS

A.Borrower, Agent and the Banks entered into a Credit Agreement dated as of July 2, 2009, a First Amendment to Credit Agreement dated as of December 31, 2010, a Second Amendment to Credit Agreement dated as of June 30, 2011, a Third Amendment to Credit Agreement dated as of June 30, 2011, a Fourth Amendment to Credit Agreement dated as of June 28, 2012, a Fifth Amendment to Credit Agreement dated as of September 28, 2012, a Sixth Amendment to Credit Agreement dated as of June 27, 2013, and a Seventh Amendment to Credit Agreement dated as of August 26, 2013 (together, as amended, restated or otherwise modified from time to time, the “Credit Agreement”) under which the Banks agreed to extend certain financial accommodations to Borrower.

B. At the request of Borrower, the Banks have agreed to make certain modifications to the Credit Agreement in accordance with the terms and conditions of this Amendment.

C.All terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

AGREEMENT

1.Credit Agreement Amendments.  As of the date of this Amendment:

a.The following defined terms are hereby added to Section 1.01 of the Credit Agreement and to the other Loan Documents, as applicable:

“ABL Documents” means the agreements identified on Schedule 1.01 hereto, and all other documents, instruments, agreements, and certificates of the Borrower arising therefrom or in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time, together with all exhibits and schedules attached to or made a part thereof.

“ABL Transaction” means each obligation, right, interest, or undertaking created, granted, or arising under or relating to one or more of the ABL Documents.

b.Section 2.01(c) of the Credit Agreement is hereby amended and restated as follows:

(c)  Reserved.

c.Section 2.04 and all subsections thereunder of the Credit Agreement are hereby amended and restated as follows:

2.04Reserved.

d.Section 2.05 and all subsections thereunder of the Credit Agreement are hereby amended and restated as follows:

2.05Reserved.

e.The following subsection is hereby added to Section 5.01 of the Credit Agreement:

(t)Collateral Assignments.  Promptly deliver to the Agent, Collateral Assignments of all Material Contracts – including without limitation all ABL Documents – duly executed by the Borrower and pursuant to which the Borrower shall have assigned to the Agent, as collateral security for the Loans, all of Borrower’s right, title and interest in and to each of such contracts, and which assignment shall have been consented to and certified in writing by the other party(ies) to each such contract;

f.Section 5.02(i) of the Credit Agreement is hereby amended and restated as follows:

(i)Transfer of Assets.  Sell, lease, assign, transfer, or otherwise voluntarily dispose of any of its assets, or sell, lease, assign, transfer, or otherwise voluntarily dispose of any of its assets to a series, member, manager or limited liability interest, or permit any of its subsidiaries to sell, lease, assign, transfer, or otherwise voluntarily dispose of any of their assets, except:  (i) dispositions of inventory in the ordinary course of business; and (ii) dispositions of:  (A) obsolete or worn out equipment; (B) equipment or real property not necessary for the operation of its business; (C) equipment or real property which is replaced with property of equivalent or greater value as the property which is disposed; or (D) with the prior written consent of the Supermajority Banks; and (iii) dispositions arising out of the initiation of the ABL Transactions;

g.Section 5.02(k) of the Credit Agreement is hereby amended and restated as follows:

(k)Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any governor, director, manager, officer, employee, consultant, agent, or member of Borrower or any Affiliate, except (i) transactions listed on Schedule 5.02(k), (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms which are fully disclosed to the Agent and are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with a person or entity that is not an Affiliate, including without limitation the transactions contemplated in the ABL Documents, and (iii) payment of compensation to members, governors, directors, managers, officers, employees, consultants and agents in the ordinary course of business for services actually rendered in their capacities as members, governors, directors, managers, officers, employees, consultants and agents, provided such compensation is reasonable and comparable with compensation paid by companies of like nature and similarly situated.  Notwithstanding the foregoing, upon the election of the Agent, no payments may be made with respect to any items set forth in clauses (i) and (ii) of the preceding sentence upon the occurrence and during the continuation of a Default or an Event of Default.

h.Section 5.02(t) of the Credit Agreement is hereby amended and restated as follows:

(t)Long Term Marketing Agreement, Etc.  Change, alter or amend any of its Long Term Marketing Agreements, ABL Documents, or other similar agreement with Green Plains Trade Group LLC, Green Plains Commodities LLC, Green Plains Grain Company LLC or any other Affiliate of the Borrower.  No accounts receivable under any Long Term Marketing Agreement, ABL Document, or other similar agreement with Green Plains Trade Group, LLC, Green Plains Commodities LLC or any other Affiliate of the Borrower shall at any time remain unpaid (i) for more than five (5) days after the invoice date for ethanol, (ii) more than 25 days after the invoice date for distillers grain, and (iii) more than 25 days after the invoice date for corn oil.

i.Section 6.01(m) of the Credit Agreement is hereby amended and restated as follows:

(m)The termination of any Long Term Marketing Agreement or ABL Document prior to its stated expiration date, unless such Long Term Marketing Agreement or ABL Document is replaced by another Long Term Marketing Agreement, or ABL Document, as applicable, acceptable to the Agent, within thirty (30) days of the termination of such agreement; or

j.The following subsection is hereby added to Section 6.01 of the Credit Agreement:

(s)The Borrower or any other party should breach or be in default under a

Material Contract, Long Term Marketing Agreement or ABL Document in any material respect, including any material breach or default, or any termination shall have occurred, or any other event which would permit any party other than the Borrower to cause a termination, or any agreement shall have ceased for any reason to be in full force and effect prior to its stated or optional expiration date;

k.The following shall be added as Schedule 1.01 to the Credit Agreement:

Schedule 1.01

ABL Documents

1.	Grain Handler Operating Agreement, dated December 1, 2013, between Borrower and Green Plains Grain Company LLC, a Delaware limited liability company.
2.	Facility Lease Agreement (Grain Bins), dated December 1, 2013, between Borrower and Green Plains Grain Company LLC, a Delaware limited liability company.
3.	Landlord Waiver and Consent Agreement, dated December 1, 2013, between Borrower and BNP Paribas as administrative agent.
4.	Mortgagee Waiver and Consent, dated December 1, 2013, between AGSTAR FINANCIAL SERVICES, PCA and BNP Paribas as administrative agent.
5.

Ethanol Marketing Agreement dated July 2, 2009, between Borrower and Green Plains Trade Group LLC, a Delaware limited liability company, as amended by the First Amendment to Ethanol Marketing Agreement, dated to be effective as of December 1, 2013.

6.	Ethanol Storage Lease dated December 1, 2013, between Borrower and Green Plains Trade Group LLC, a Delaware limited liability company.
7.	Landlord Waiver and Consent Agreement, dated December 1, 2013, between Borrower and PNC BANK, NATIONAL ASSOCIATION, as the administrative agent
8.	Mortgagee Waiver and Consent, dated December 1, 2013, between AGSTAR FINANCIAL SERVICES, PCA and PNC BANK, NATIONAL ASSOCIATION, as the administrative agent
9.	Commodity Risk Management Services Agreement, dated December 1, 2013, between Borrower and Green Plains Commodity Management LLC, a Delaware limited liability company

2.Effect on Credit Agreement.    Except as expressly amended by this Amendment, all of the terms of the Credit Agreement shall be unaffected by this Amendment and shall remain in full force and effect.  Nothing contained in this Amendment shall be deemed to constitute a waiver of any rights of the Banks or to affect, modify, or impair any of the rights of the Banks as provided in the Credit Agreement.

3.Conditions Precedent to Effectiveness of this Amendment.  The obligations of the Banks hereunder are subject to the conditions precedent that Agent shall have received the following, in form and substance satisfactory to Agent:

a.this Amendment duly executed by Borrower and Agent;

b.payment in cash of an amendment fee in the amount of $25,000.00; and

c.all other documents, instruments, or agreements required to be delivered to Agent under the Credit Agreement and not previously delivered to Agent.

4. Representations and Warranties of Borrower.  Borrower hereby agrees with, reaffirm, and acknowledge as follows:

a.The execution, delivery and performance by Borrower of this Amendment is within Borrower’s power, has been duly authorized by all necessary action, and does not contravene:  (i) the certificates of formation or operating agreements of Borrower; or (ii) any law or any contractual restriction binding on or affecting Borrower; and does not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties;

b.This Amendment is, and each other Loan Document to which Borrower is a party when delivered will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity; and

c.All other representations, warranties and covenants contained in the Credit Agreement and the other Loan Documents are true and correct and in full force and effect.

5. Counterparts.  It is understood and agreed that this Amendment may be executed in counterparts each of which shall, for all purposes, be deemed an original and all of which, taken together, shall constitute one and the same agreement even though all of the parties hereto may not have executed the same counterpart of this Amendment.  Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and duly authorized, as of the date first above written.

[SIGNATURE PAGE TO IMMEDIATELY FOLLOW THIS PAGE]

SIGNATURE PAGE TO

EIGHTH AMENDMENT TO CREDIT AGREEMENT

BY AND AMONG

GREEN PLAINS CENTRAL CITY LLC (as Borrower),

GREEN PLAINS HOLDINGS LLC (as Borrower),

AGSTAR FINANCIAL SERVICES, PCA (AS AGENT), AND

THE BANKS

Dated to be effective as of December 1, 2013

BORROWER:

GREEN PLAINS CENTRAL CITY LLC,

a Delaware limited liability company

__/s/ Patrich Simpkins________________

By: G. Patrich Simpkins

Its: EVP, Finance and Treasurer

and

GREEN PLAINS HOLDINGS LLC,

a Delaware limited liability company

__/s/ Patrich Simpkins________________

By: G. Patrich Simpkins

Its: EVP, Finance and Treasurer

SIGNATURE PAGE TO

EIGHTH AMENDMENT TO CREDIT AGREEMENT

BY AND AMONG

GREEN PLAINS CENTRAL CITY LLC (as Borrower),

GREEN PLAINS HOLDINGS LLC (as Borrower),

AGSTAR FINANCIAL SERVICES, PCA (AS AGENT), AND

THE BANKS

Dated to be effective as of December 1, 2013

AGENT:

AGSTAR FINANCIAL SERVICES, PCA,

as Administrative Agent

_/s/ Ron Monson__________________________

By: Ron Monson

Its: Vice President